UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 10, 2018
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CARTER VALIDUS MISSION CRITICAL REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 10, 2018, John E. Carter resigned as Chief Executive Officer of Carter Validus Mission Critical REIT, Inc. (the “Company”), effective immediately. Mr. Carter will remain with the Company as the Chairman of the board of directors of the Company (the “Board”).
In connection with the resignation of Mr. Carter as Chief Executive Officer, the Board appointed Michael A. Seton to serve as Chief Executive Officer of the Company, effective as of April 10, 2018. Mr. Seton did not enter into any agreements with the Company in connection with his appointment as Chief Executive Officer.
Mr. Seton has served as the Company’s President since March 2015. Mr. Seton has also served as President of Carter Validus Mission Critical REIT II, Inc. since March 2015. He also served as Co-Chief Executive Officer of Carter/Validus Advisors, LLC from August 2015 to April 2018, and as President and a member of the Investment Committee of Carter/Validus Advisors, LLC, the President of our sponsor, Carter/Validus REIT Investment Management Company, LLC, since December 2009 and the Co-Chief Executive Officer of Carter/Validus REIT Investment Management Company, LLC from July 2015 to April 2018. Mr. Seton also served as the Co-Chief Executive Officer of Carter Validus Advisors II, LLC from August 2015 to April 2018, the President of Carter Validus Advisors II, LLC and the President of Carter Validus REIT Management Company II, LLC since January 2013, and Co-Chief Executive Officer of Carter Validus REIT Management Company II, LLC from July 2015 to April 2018. Mr. Seton has more than 20 years of real estate investment and finance experience. From December 1996 until June 2009, Mr. Seton worked for Eurohypo AG (including its predecessor organizations) in New York, New York. At Eurohypo AG, Mr. Seton was a Managing Director and Division Head in the Originations Group, leading a team of 12 professionals in the origination, structuring, documenting, closing and syndication of real estate financings for private developers and owners, REITs, and real estate operating companies. Real estate finance transactions in which Mr. Seton was involved included both on and off-balance sheet executions, including senior debt and mezzanine financings. Mr. Seton has been directly involved in over $35 billion in acquisitions and financings during his real estate career. Mr. Seton obtained a Bachelor of Science in Economics from Vanderbilt University in Nashville, Tennessee in 1994.
Item 7.01    Regulation FD Disclosure.
On April 10, 2018, the Company issued a press release announcing the events described in Item 5.02 and Item 8.01 of this Current Report on Form 8-K. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01. The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 8.01    Other Events.
On April 10, 2018, John E. Carter resigned as Co-Chief Executive Officer of the Company’s advisor, Carter/Validus Advisors, LLC (the “Advisor”). Mr. Carter will remain with the Advisor as the Executive Chairman, where he will advise the Company upon the request of the Chief Executive Officer.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Carter Validus Mission Critical REIT, Inc. Press Release, dated April 10, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

Dated: April 10, 2018	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer